PRO FORMA COMBINED SUMMARY OF HISTORICAL FINANCIAL DATA

The following selected unaudited pro forma condensed consolidated financial data were prepared as a recapitalization of PSHL. OraLabs' historical condensed consolidated statement of operations is combined with Partner Success Holdings Limited and Subsidiary's historical consolidated statement of operations data for the three months ended September 30, 2006 and the year ended June 30, 2006, giving effect to the redemption of 3,629,350 shares of theCompany's common stock in exchange for the transfer to Gary H. Schlatter of all the Company's stock that it owns in its wholly-owned subsidiary, OraLabs, Inc., as if it had occurred on September 30, 2006 and June 30, 2006, respectively. The condensed combined Balance Sheet at September 30, 2006 assumes that the transactions occurred on September 30, 2006.

The selected unaudited pro forma condensed consolidated financial data is based on estimates and assumptions that are preliminary. The data are presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of OraLabs and PSHL that would have been reported had the transactions been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of OraLabs and PSHL.

This selected unaudited pro forma condensed consolidated financial data should be read in conjunction with the summary selected historical consolidated financial data and the unaudited pro forma condensed consolidated financial statements and accompanying notes contained elsewhere in this Current Report, and the historical consolidated financial statements and accompanying notes of Partner Success Holdings Limited and its Subsidiary contained in this Current Report.

	Three Months	Twelve Months
	Ended September	Ended June
	30, 2006	30, 2006
Statement of Operations Data:
Sales Revenues	$10,503,348	$34,400,860
Cost of Good Sold	6,800,098	24,892,154
Net Income	2,809,248	7,514,101
Balance Sheet Data:
As of September
30, 2006

Cash and Equivalents	$1,282,016
Current Assets	36,207,395
Total Assets	63,593,618
Current Liabilities	45,853,023
Non-current Liabilities	3,152,415
Total Shareholder's Equity	14,588,180

ORALABS HOLDING CORP.
Pro Forma Condensed Consolidated Financial Statements
 (Unaudited)

On March 31, 2006, OraLabs Holding Corp. ("OraLabs" or the "Company") entered into a Stock Exchange Agreement (the "Agreement") under which all of the issued and outstanding shares of Partner Success Holdings Limited ("PSHL") will be acquired by OraLabs in consideration for the issuance to the owners of PSHL of common stock representing a 94 percent ownership interest in the Company, after giving effect to a redemption by the Company of 3,629,350 shares of its outstanding common stock owned individually by its President, Gary H. Schlatter. The redemption will be in consideration for the transfer to Mr. Schlatter of all of the Company's outstanding common stock of OraLabs, Inc., the Company's wholly-owned operating subsidiary. The 94% ownership interest in OraLabs will be determined on a fully diluted basis that will take into account the issuance of 300,000 shares to the non-employee directors of OraLabs prior to Closing upon receiving shareholder approval, and any options that may be exercised by employees prior to Closing. In addition, the Company anticipates selling up to an additional 100,000 shares of restricted common stock to OraLabs, Inc. for a purchase price that under certain circumstances will not be less than $4.00 per share. For purposes of these Pro Forma statements, it is assumed that 100,000 shares will be sold for a total purchase price of $400,000. This cash is intended to apply toward a projected tax liability associated with the spin off of OraLabs, Inc. If the closing of the Agreement occurs, PSHL will become a wholly-owned subsidiary of the Company.

For financial reporting purposes, this acquisition will be treated as a so-called "reverse acquisition", whereby PSHL will account for the transaction as a recapitalization of PSHL. As a recapitalization transaction, the historical stockholders' equity of PSHL, the accounting acquirer, is retroactively restated for the equivalent number of shares received by PSHL's shareholders in the merger, and the historical retained earnings/deficit of PSHL are carried forward.

The accompanying condensed consolidated financial statements illustrate the effect of the acquisition (pro forma) on the Company's financial position and results of operations. The condensed consolidated balance sheet as of September 30, 2006, is based on the historical balance sheets of the Company and PSHL as of that date and assumes the acquisition took place on that date. The condensed consolidated statement of income for the three months ended September 30, 2006, and the year ended June 30, 2006, are based on the historical statements of income of the Company and PSHL for those periods. The pro forma condensed consolidated statement of income assumes the acquisition took place on July 1, 2005.

The pro forma adjustments reflect the spin off of all the operations of OraLabs, Inc. as stated above.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of the Company and PSHL.

ORALABS HOLDING CORP. AND SUBSIDIARIES
PROFORMA BALANCE SHEETS

SEPTEMBER 30, 2006
 (UNAUDITED)

 ASSETS

		Partner
	OraLabs	Success		Adjustments	Proforma

Current assets:
Cash and cash equivalents	$1,204,142	$882,016	1,3	$(804,142)	$1,282,016
Accounts receivable, net	2,434,113	12,487,310	1	(2,434,113)	12,487,310
Inventory	3,398,068	14,520,678	1	(3,398,068)	14,520,678
Advances to suppliers		7,645,583			7,645,583
Prepaid expenses	174,014		1	(174,014)	--
Deposits and other assets	417,907	271,808	1	(417,907)	271,808

Total Current Assets	7,628,244	35,807,395		(7,228,244)	36,207,395

Property and equipment:
Property and equipment, net	2,083,242	8,492,631	1	(2,083,242)	8,492,631
Construction-in-progress - non-current		18,893,592			18,893,592

	2,083,242	27,386,223		(2,083,242)	27,386,223

Total Assets	$9,711,486	$63,193,618		$(9,311,486)	$63,593,618

See accompanying note to pro forma financial statements

ORALABS HOLDING CORP. AND SUBSIDIARIES
PROFORMA BALANCE SHEETS

SEPTEMBER 30, 2006
(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY

		Partner
	OraLabs	Success		Adjustments	Proforma

Current liabilities:
Accounts payable	$901,120	$12,607,036	1	$(901,120)	$12,607,036
Deferred revenue	88,848	4,836,640	1	(88,848)	4,836,640
Amounts due to directors		2,006,772			2,006,772
Accrued liabilities	296,671		1	(296,671)	0
Reserve for returns	52,810		1	(52,810)	0
Short-term loans		13,953,988			13,953,988
Current portion of long-term debt	6,300	9,056,112	1	(6,300)	9,056,112
Income tax payable	66,211		1	(66,211)	0
Deferred tax liability current	248,178	401,219	1	(248,178)	401,219
Other taxes payable	-	2,591,256	3	400,000	2,991,256

Total current liabilities	1,660,138	45,453,023		(1,260,138)	45,853,023

Long-term debt:
Long-term debt, net of current portion	2,100	3,152,415	1	(2,100)	3,152,415
Deferred tax liability long-term	63,034		1	(63,034)	0

Total liabilities	1,725,272	48,605,438		(1,325,272)	49,005,438

Stockholders' equity:
Common stock - .001 par value, 62,000,000
shares authorized, 26,981,917 issued after
recapitalization and new issue of 400,000
shares to directors, and exercise of 64,250
options	4,848	50,000	1,2,3	(27,866)	26,982
Preferred stock	0				0
Additional paid-in capital	2,008,141	950,000	1,2,3	(1,585,123)	1,373,018
Retained earnings	5,973,225	12,744,825	1,3	(6,373,225)	12,344,825
Other comprehensive income -exchange rate
fluctuation		843,355			843,355

Total stockholders' equity	7,986,214	14,588,180		(7,986,214)	14,588,180

Total liabilities and stockholders' equity	$9,711,486	$63,193,618		$(9,311,486)	$63,593,618

See accompanying note to pro forma financial statements

ORALABS HOLDING CORP. AND SUBSIDIARIES
PROFORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006
(UNAUDITED)

		Partner
	OraLabs	Success		Adjustments	Proforma

Sales Revenues	$4,385,608	$10,503,348	4)	$(4,385,608)	$10,503,348
Cost of goods sold	2,826,257	6,800,098	4)	(2,826,257)	6,800,098

Gross profit	1,559,351	3,703,250		(1,559,351)	3,703,250

Selling, General and Administrative Expenses:
Selling expenses	435,501	39,697	4)	(435,501)	39,697
General and administrative expenses	835,542	186,188	4)	(835,542)	186,188
Other	85,293	10,417	4)	(85,293)	10,417
					0

Total Expenses	1,356,336	236,302		(1,356,336)	236,302

Income from operations	203,015	3,466,948		(203,015)	3,466,948

Other income (expense)
Other revenues	40,692	--	4)	(40,692)	--
Interest and finance costs		(203,339)			(203,339)

Total other income (expense)	40,692	(203,339)		(40,692)	(203,339)

Income before income taxes	243,707	3,263,609		(243,707)	3,263,609
(Provision for) benefit from income taxes	(88,635)	(454,361)	4)	88,635	(454,361)

Net income	155,072	2,809,248		(155,072)	2,809,248
Other comprehensive income - exchange
rate fluctuation		97,772			97,772

Total comprehensive income	$155,072	$2,907,020		$(155,072)	$2,907,020

Basic and diluted earning per share	$0.03	$56.18			$0.11

Basic weighted average shares outstanding	4,812,866	50,000			26,981,917

Diluted weighted average shares outstanding	4,812,866	50,000			26,981,917

See accompanying note to pro forma financial statements

ORALABS HOLDING CORP. AND SUBSIDIARIES
PROFORMA STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED JUNE 30, 2006
 (UNAUDITED)
		Partner
	OraLabs	Success		Adjustments	Proforma

Sales Revenues	$16,379,996	$34,881,141	6)	$(16,379,996)	$34,400,860
Cost of goods sold	10,003,009	24,892,154	6)	(10,003,009)	24,892,154

Gross profit	6,376,987	9,988,987		(6,376,987	9,988,987

Selling, General and Administrative Expenses:
Selling expenses	1,532,678	122,220	6)	(1,532,678)	122,220
General and administrative expenses	3,251,509	505,764	6)	(3,251,509)	505,764
Other	218,012	40,005	6)	(218,012)	40,005

Total Expenses	5,002,199	667,989		(5,002,199)	667,989

Income from operations	1,374,788	9,320,998		(1,374,788)	9,320,998

Other income (expense)
Other revenues	63,702	-	6)	(63,702)	-
Interest and finance costs		(271,693)			(271,693)

Total other income (expense)	63,702	(271,693)		(63,702)	(271,693)

Income before income taxes	1,438,490	9,049,305		(1,438,490)	9,049,305
(Provision for) benefit from income taxes	(538,020)	(1,535,204)	6)	538,020	1,535,204

Net income	900,470	7,514,101		(900,470)	7,514,101

Other comprehensive income - exchange
rate fluctuation		745,583			745,583

Total comprehensive income	$900,470	$8,259,684		$(900,9470	$9,946,947

Basic and diluted earning per share	$0.19	$150.28			$0.37

Basic weighted average shares outstanding	4,735,263	50,000			26,981,917

Diluted weighted average shares outstanding	4,778,253	50,000			26,981,917

See accompanying note to pro forma financial statements

ORALABS HOLDING CORP.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

Condensed Consolidated Balance Sheet Pro Forma Adjustments

The pro forma adjustments to the consolidated balance sheet are:

1.	To remove the assets, liabilities, and equity of OraLabs, Inc. to be spun off to former shareholder, Gary Schlatter.

Current liabilities	1,660,138
Long-term debt	2,100
Deferred tax liability long-term	63,034
Capital stock	4,848
Additional paid in capital	2,008,141
Retained earnings	5,973,225

Cash	1,204,142
Accounts receivable	2,434,113
Inventory	3,398,068
Prepaid	174,014
Deposits & other	417,907
Property and equipment	2,083,242

2.	To record effect of recapitalization of PSHL

Common stock	24,685

Paid in capital	24,685

3.
To record issuance of additional 100,000 shares of restricted common stock to Oralabs, Inc. for $400,000 cash and 1,566,667 to Partners Success shareholders to maintain a 94% ownership interest. To record anticipated tax liability associated with the spin off of OraLabs, Inc.

Cash	400,000
Common stock		1,667
Additional paid in capital		398,333
Retained earnings	400,000
Income taxes payable		400,000

Condensed Consolidated Statements of Operations Pro Forma Adjustments

The pro forma adjustments to the consolidated statements of operations are:

4.	To remove activity attributable to spun off operations for the three months ended September 30, 2006:

Sales revenues	4,385,608
Other revenues	40,692
Cost of goods sold		2,826,257
Selling expenses		435,501
General and administrative expenses		835,542
Other expense		85,293
Provision for income taxes		88,635
To balance - net income		155,072

5.	To remove activity attributable to spun off operations for the twelve months ended June 30, 2006:

Sales revenues	16,379,996
Other revenues	63,702
Cost of goods sold		10,003,009
Selling expenses		1,532,678
General and administrative expenses		3,251,509
Other expenses		218,012
Provision for income taxes		538,020
To balance - net income		900,470